EXHIBIT 99.1

WestRock Reports Fiscal 2019 First Quarter Results

ATLANTA, Jan. 31, 2019 (GLOBE NEWSWIRE) -- WestRock Company (NYSE:WRK), a leading provider of differentiated paper and packaging solutions, today announced results for its fiscal first quarter ended December 31, 2018.

First Quarter 2019 Highlights

  Earned $0.54 per diluted share and $0.83 of adjusted earnings per diluted share compared to $4.38 per diluted share and $0.87 of adjusted earnings per diluted share in the prior year quarter.
    The effective tax rate was 31.0% and the adjusted tax rate was 23.3%.
    The Company’s first quarter of fiscal 2018 results included an estimated income tax benefit of $1.1 billion, or $4.19 per diluted share, as a result of the enactment of the Tax Cuts and Jobs Act, compared to a tax expense of $4 million, or $0.02 per diluted share, in the first quarter of fiscal 2019.
  Completed the acquisition of KapStone Paper and Packaging Corporation (“KapStone” and the “KapStone Acquisition”) on November 2, 2018, and has included the results of KapStone in the Company’s financial results subsequent to that date.
  Increased Corrugated Packaging Segment EBITDA by $26 million compared to the prior year quarter. Increased Corrugated Packaging Adjusted Segment EBITDA by $86 million compared to the prior year quarter, which includes addbacks of $40 million of direct costs incurred as a result of Hurricane Michael (net of $20 million of insurance proceeds), $25 million of acquisition inventory step-up charge related to the KapStone Acquisition and $3 million related to other items.

“We completed the KapStone acquisition and have moved quickly to integrate these operations into our company. The WestRock team overcame the challenges of Hurricane Michael and high input costs to deliver solid financial and operating results for the first fiscal quarter,” said Steve Voorhees, WestRock’s chief executive officer. “Our outlook for fiscal 2019 and beyond remains positive as we invest to improve our cost structure and advance our differentiated strategy.  We remain focused on delivering exceptional value for our customers and our stockholders.”

Consolidated Financial Results

The Company aligned its financial results for all periods presented in this press release to move its merchandising displays operations from its Consumer Packaging segment to its Corrugated Packaging segment. Additionally, in fiscal 2019 the Company began conducting its recycling operations primarily as a procurement function. As a result, no recycling sales are recorded and the margin from its recycling operations reduces cost of goods sold.

WestRock’s performance for the three months ended December 31, 2018 and December 31, 2017 (in millions):

	Three Months Ended
	Dec. 31, 2018	Dec. 31, 2017	Change

Net sales	$4,327.4	$3,894.0	$433.4
Less: Recycling net sales	-	(116.0)	116.0
Net sales, excluding Recycling	$4,327.4	$3,778.0	$549.4

Segment income	$324.4	$363.4	$(39.0)
Non-allocated expenses	(19.0)	(15.9)	(3.1)
Depreciation	256.8	226.9	29.9
Amortization	102.3	79.3	23.0
Segment EBITDA	664.5	653.7	10.8
Adjustments (1)	68.7	14.3	54.4
Adjusted Segment EBITDA	$733.2	$668.0	$65.2

(1) See the Adjusted Net Income tables on page 12 for adjustments

Operating Highlights for the Three Months Ended December 31, 2018 compared to December 31, 2017:

The $433 million increase in net sales compared to the prior year quarter was primarily attributable to $414 million of increased Corrugated Packaging segment net sales, mainly due to the KapStone Acquisition and higher selling price/mix. These increased sales were partially offset by the absence of recycling sales in the current year quarter and an unfavorable foreign currency impact compared to the prior year quarter. Net sales adjusted for Recycling increased $549 million.

The $39 million decrease in segment income compared to the prior year quarter was primarily attributable to $23 million of decreased Corrugated Packaging segment income and $17 million of decreased Consumer Packaging segment income. The impact of higher selling price/mix in the Corrugated Packaging segment was more than offset by cost inflation, direct costs (net of insurance proceeds) and the impact of lost production and sales from hurricanes, and an acquisition inventory step-up charge related to the KapStone Acquisition. Consumer Packaging segment income declined as the impact of higher selling price/mix and productivity improvements were more than offset by cost inflation and other items.

Additional information about the changes in segment net sales and income is included in the discussions below.

Restructuring and Other Items

Restructuring and other items during the first quarter of fiscal 2019 included the following pre-tax costs:

  $24 million of acquisition costs, principally professional fees related to the KapStone Acquisition
  $26 million of restructuring costs, primarily associated with severance and other employee costs related to the KapStone Acquisition and with the consolidation of other operations
  $5 million of integration costs

Net Cash Provided By Operating Activities and Other Financing and Investing Activities

Net cash provided by operating activities was $303 million in the first quarter of fiscal 2019 compared to $245 million in the prior year quarter. Total debt was $10.8 billion at December 31, 2018. During the first quarter, WestRock deployed $4.9 billion for the KapStone Acquisition including debt assumed, invested $322 million in capital expenditures, paid $116 million in dividends and returned $44 million to stockholders through stock repurchases.

Segment Results

Corrugated Packaging Segment

	Three Months Ended
	Dec. 31, 2018	Dec. 31, 2017	Change

Segment net sales	$2,733.8	$2,319.7	$414.1
Less: Recycling net sales	-	(121.2)	121.2
Segment net sales, excluding Recycling	$2,733.8	$2,198.5	$535.3

Segment income	$246.8	$269.9	$(23.1)
Depreciation	168.6	141.7	26.9
Amortization	49.9	27.7	22.2
Segment EBITDA	465.3	439.3	26.0
Adjustments (1)	68.1	8.4	59.7
Adjusted Segment EBITDA	$533.4	$447.7	$85.7

(1) See the Adjusted Net Income tables on page 12 for adjustments

Operating Highlights for the Three Months Ended December 31, 2018 compared to December 31, 2017:

  Segment net sales increased $414 million and segment net sales adjusted for recycling increased $535 million. The increase in segment net sales adjusted for recycling was primarily due to $523 million from acquisitions and $126 million of higher selling price/mix, which were partially offset by $86 million of lower volume and $25 million of unfavorable foreign currency impact.
  Segment income decreased $23 million as the impact of higher selling price/mix of $102 million, $16 million of contribution from the acquired KapStone operations net of a $25 million acquisition inventory step-up charge, and productivity of $16 million was more than offset by $53 million of cost inflation, $40 million of direct costs as a result of Hurricane Michael (net of $20 million of insurance proceeds), and an estimated $31 million impact of lost production and sales due to hurricanes, $18 million of lower volumes, and other items.
  We expect to recover a significant amount of direct costs and lost production and sales due to hurricanes (excluding our $15 million deductible), in future periods through insurance reimbursements.
  The adjustments in the Corrugated Packaging Segment table to get from Segment EBITDA to Adjusted Segment EBITDA primarily include the $40 million of direct costs net of proceeds and $25 million of acquisition inventory step-up discussed above.
  The Corrugated Packaging segment delivered a Segment EBITDA margin of 17.0% and a North American Adjusted Segment EBITDA margin of 21.0%, down 190 basis points and up 10 basis points, respectively. Brazil Adjusted Segment EBITDA margin was 27.7%, up 270 basis points.
  North American box shipments increased 3.1% on a per day basis, excluding the KapStone Acquisition.

Consumer Packaging Segment

	Three Months Ended
	Dec. 31, 2018	Dec. 31, 2017	Change

Segment net sales	$1,618.8	$1,601.3	$17.5

Segment income	$76.9	$94.2	$(17.3)
Depreciation	86.2	83.6	2.6
Amortization	52.4	52.3	0.1
Segment EBITDA	215.5	230.1	(14.6)
Adjustments (1)	0.6	4.7	(4.1)
Adjusted Segment EBITDA	$216.1	$234.8	$(18.7)

(1) See Adjusted Net Income tables on page 12 for adjustments

Operating Highlights for the Three Months Ended December 31, 2018 compared to December 31, 2017:

  Segment net sales increased by $18 million due to $60 million of higher selling price/mix and $8 million due to acquisitions, which were partially offset by $41 million due to lower volumes and $10 million of unfavorable foreign currency impact.
  Segment income decreased $17 million as $34 million of higher selling price/mix and $12 million of productivity improvements were more than offset by $45 million of cost inflation, $9 million of lower volumes, and other items.

Land and Development Segment

	Three Months Ended
	Dec. 31, 2018	Dec. 31, 2017	Change

Segment net sales	$13.9	$11.4	$2.5

Segment income (loss)	$0.7	$(0.7)	$1.4
Depreciation	-	0.1	(0.1)
Segment EBITDA	0.7	(0.6)	1.3
Adjustments (1)	(0.7)	0.6	(1.3)
Adjusted Segment EBITDA	$-	$-	$-

(1) See Adjusted Net Income tables on page 12 for adjustments

We expect to complete the monetization of our land portfolio during fiscal 2019. We have excluded the results of the Land and Development segment from adjusted earnings per diluted share.

Other Presentation Items

During the first quarter of fiscal 2019, as a result of the retrospective adoption of ASU 2017-07 “Compensation: Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost”, we began presenting the non-service components of our pension and other postretirement income separately from the service components (now as “pension and other postretirement non-service income”) and outside the subtotal of operating income (formerly in “cost of goods sold” and “selling, general and administrative, excluding intangible amortization”). Our condensed consolidated statements of income have been recast for all periods presented.

Our condensed consolidated statements of cash flows have been recast for all periods presented in this press release to reflect the retrospective adoption of certain accounting standards, notably ASU 2016-15 “Classification of Certain Cash Receipts and Cash Payments” on October 1, 2018. The adoption of ASU 2016-15 resulted in a change in classification of proceeds received for beneficial interests obtained for transferring trade receivables in securitization transactions as investing activities instead of operating activities in the statement of cash flows. While our securitization facility was restructured at the end of fiscal 2018 and there was no current year impact, cash provided by operating activities for the three months ended December 31, 2017 decreased by $116.6 million with a corresponding increase to cash provided by investing activities as a result of the adoption.

We have aligned our segment results for all periods presented in this press release to allocate certain previously non-allocated costs and certain pension and other postretirement non-service income to our reportable segments.

Conference Call

WestRock will host a conference call to discuss its results of operations for the first quarter of fiscal 2019 and other topics that may be raised during the discussion at 8:30 a.m., Eastern Time, on January 31, 2019. The conference call, which will be webcast live, an accompanying slide presentation, and this press release can be accessed at ir.westrock.com.

Investors who wish to participate in the webcast via teleconference should dial 833-287-0804 (inside the U.S.) or 647-689-4463 (outside the U.S.) at least 15 minutes prior to the start of the call and enter the passcode 6399745. Replays of the call can be accessed at ir.westrock.com.

About WestRock

WestRock (NYSE:WRK) partners with our customers to provide differentiated paper and packaging solutions that help them win in the marketplace. WestRock’s team members support customers around the world from locations in North America, South America, Europe, Asia and Australia. Learn more at www.westrock.com.

Cautionary Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on our current expectations, beliefs, plans or forecasts and are typically identified by words or phrases such as "may," "will," "could," "should," "would," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "prospects," "potential" and "forecast," and other words, terms and phrases of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. WestRock cautions readers that a forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. Such forward-looking statements include, but are not limited to, statements that (i) our outlook for fiscal 2019 and beyond remains positive as we invest to improve our cost structure and advance our differentiated strategy, (ii) we expect to recover a significant amount of direct costs and lost production and sales due to hurricanes (excluding our $15 million deductible), in future periods through insurance reimbursements and (iii) we expect to complete the monetization of our land portfolio during fiscal 2019. With respect to these statements, WestRock has made assumptions regarding, among other things, economic, competitive and market conditions generally; volumes and price levels of purchases by customers; and competitive conditions in WestRock's businesses and possible adverse actions of their customers, competitors and suppliers. WestRock's businesses are subject to a number of general risks that would affect any such forward-looking statements including, among others, decreases in demand for their products; increases in energy, raw materials, shipping and capital equipment costs; reduced supply of raw materials; fluctuations in selling prices and volumes; intense competition; the potential loss of certain customers; the scope, costs, timing and impact of any restructuring of our operations and corporate and tax structure; the occurrence of natural disasters, such as hurricanes or other unanticipated problems such as labor difficulties, equipment failure or unscheduled maintenance and repair, which could result in operational disruptions; our desire or ability to continue to repurchase company stock; the impact of the Tax Cuts and Jobs Act; our ability to realize anticipated synergies from the KapStone Acquisition; and adverse changes in general market and industry conditions. Such risks and other factors that may impact management's assumptions are more particularly described in our filings with the Securities and Exchange Commission, including in Part I, Item 1A “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2018. The information contained herein speaks as of the date hereof and WestRock does not have or undertake any obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

WestRock Company
Condensed Consolidated Statements of Income
In millions, except per share amounts (unaudited)

	Three Months Ended
	December 31,
	2018	2017

Net sales	$4,327.4	$3,894.0
Cost of goods sold	3,545.6	3,120.5
Selling, general and administrative, excluding intangible amortization	400.9	380.8
Selling, general and administrative intangible amortization	92.9	72.5
(Gain) loss on disposal of assets	(43.8)	1.1
Multiemployer pension withdrawals	-	180.0
Land and Development impairments	-	27.6
Restructuring and other costs	54.4	16.3
Operating profit	277.4	95.2
Interest expense, net	(94.4)	(64.8)
Loss on extinguishment of debt	(1.9)	(1.0)
Pension and other postretirement non-service income	17.3	24.6
Other (expense) income, net	(2.7)	2.5
Equity in income of unconsolidated entities	6.8	3.8
Income before income taxes	202.5	60.3
Income tax (expense) benefit	(62.7)	1,073.2
Consolidated net income	139.8	1,133.5
Less: Net (income) loss attributable to noncontrolling interests	(0.7)	1.6
Net income attributable to common stockholders	$139.1	$1,135.1

Computation of diluted earnings per share under the two-class method (in millions, except per share data):

Net income attributable to common stockholders	$139.1	$1,135.1
Less: Distributed and undistributed income available to participating securities	-	(0.2)
Distributed and undistributed income available to common stockholders	$139.1	$1,134.9

Diluted weighted average shares outstanding	259.5	259.2

Diluted earnings per share	$0.54	$4.38

WestRock Company
Segment Information
In millions (unaudited)

	Three Months Ended
	December 31,
	2018	2017
Net sales:

Corrugated Packaging	$2,733.8	$2,319.7
Consumer Packaging	1,618.8	1,601.3
Land and Development	13.9	11.4
Intersegment Eliminations	(39.1)	(38.4)
Total net sales	$4,327.4	$3,894.0

Income before income taxes:

Corrugated Packaging	$246.8	$269.9
Consumer Packaging	76.9	94.2
Land and Development	0.7	(0.7)
Total segment income	324.4	363.4

Gain on sale of certain closed facilities	50.5	-
Multiemployer pension withdrawals	-	(180.0)
Land and Development impairments	-	(27.6)
Restructuring and other costs	(54.4)	(16.3)
Non-allocated expenses	(19.0)	(15.9)
Interest expense, net	(94.4)	(64.8)
Loss on extinguishment of debt	(1.9)	(1.0)
Other (expense) income, net	(2.7)	2.5
Income before income taxes	$202.5	$60.3

WestRock Company
Condensed Consolidated Statements of Cash Flows
In millions (unaudited)
	Three Months Ended
	December 31,
	2018	2017
Cash flows from operating activities:
Consolidated net income	$139.8	$1,133.5

Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation, depletion and amortization	359.1	306.2
Cost of real estate sold	11.0	7.6
Deferred income tax expense (benefit)	14.3	(1,234.6)
Share-based compensation expense	17.4	14.6
Pension and other postretirement funding (more) than expense (income)	(12.8)	(23.9)
Multiemployer pension withdrawals	-	180.0
Land and Development impairments	-	27.6
Other impairment adjustments	2.8	6.4
Gain on disposal of plant and equipment and other, net	(43.2)	-
Other	(18.3)	(23.0)
Changes in operating assets and liabilities, net of acquisitions / divestitures:
Accounts receivable	169.7	(28.9)
Inventories	(71.4)	(74.0)
Other assets	(17.8)	3.4
Accounts payable	(148.5)	(89.4)
Income taxes	(11.5)	118.2
Accrued liabilities and other	(87.5)	(78.3)
Net cash provided by operating activities	303.1	245.4

Investing activities:

Capital expenditures	(322.0)	(214.1)
Cash paid for purchase of businesses, net of cash acquired	(3,342.9)	3.4
Cash receipts on sold trade receivables	-	116.6
Investment in unconsolidated entities	-	(110.7)
Proceeds from sale of property, plant and equipment	88.0	12.1
Proceeds from property, plant and equipment insurance settlement	-	1.5
Other	4.1	0.6
Net cash used for investing activities	(3,572.8)	(190.6)

Financing activities:

Proceeds from issuance of notes	1,498.5	-
Additions to revolving credit facilities	133.6	87.6
Additions to debt	3,806.1	475.3
Repayments of debt	(2,847.9)	(1,050.6)
Changes in commercial paper, net	447.7	554.7
Other financing additions (repayments)	14.6	(13.5)
Issuances of common stock, net of related minimum tax withholdings	12.9	11.4
Purchases of common stock	(44.2)	-
Cash dividends paid to stockholders	(116.1)	(109.6)
Cash distributions paid to noncontrolling interests	(2.2)	(1.5)
Other	(6.4)	0.7
Net cash provided by (used for) financing activities	2,896.6	(45.5)

Effect of exchange rate changes on cash and cash equivalents	(3.0)	(1.0)
(Decrease) increase in cash and cash equivalents and restricted cash	(376.1)	8.3

Cash and cash equivalents, and restricted cash at beginning of period	636.8	304.0

Cash and cash equivalents, and restricted cash at end of period	$260.7	$312.3

Supplemental disclosure of cash flow information:

Cash paid during the period for:
Income taxes, net of refunds	$55.8	$41.8
Interest, net of amounts capitalized	$25.0	$27.2

WestRock Company
Condensed Consolidated Balance Sheets
In millions (unaudited)

	December 31,	September 30,
	2018	2018
Assets
Current assets:
Cash and cash equivalents	$260.7	$636.8
Accounts receivable (net of allowances of $47.9 and $49.7)	2,315.5	2,010.7
Inventories	2,101.8	1,829.6
Other current assets	508.9	248.5
Assets held for sale	39.1	59.5
Total current assets	5,226.0	4,785.1

Property, plant and equipment, net	10,969.7	9,082.5
Goodwill	7,320.3	5,577.6
Intangibles, net	4,352.0	3,122.0
Restricted assets held by special purpose entities	1,279.4	1,281.0
Prepaid pension asset	428.4	420.0
Other assets	1,091.1	1,092.3
Total Assets	$30,666.9	$25,360.5

Liabilities and Equity
Current liabilities:
Current portion of debt	$1,092.8	$740.7
Accounts payable	1,679.5	1,716.8
Accrued compensation and benefits	365.2	399.3
Other current liabilities	592.4	476.5
Total current liabilities	3,729.9	3,333.3

Long-term debt due after one year	9,728.0	5,674.5
Pension liabilities, net of current portion	253.3	261.3
Postretirement medical liabilities, net of current portion	139.0	134.8
Non-recourse liabilities held by special purpose entities	1,151.6	1,153.7
Deferred income taxes	2,932.6	2,321.5
Other long-term liabilities	1,113.2	994.8
Redeemable noncontrolling interests	3.8	4.2

Total stockholders' equity	11,603.7	11,469.4
Noncontrolling interests	11.8	13.0
Total Equity	11,615.5	11,482.4
Total Liabilities and Equity	$30,666.9	$25,360.5

Non-GAAP Financial Measures and Reconciliations

WestRock reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP"). However, management believes certain non-GAAP financial measures provide investors and other users with additional meaningful financial information that should be considered when assessing our ongoing performance. Management also uses these non-GAAP financial measures in making financial, operating and planning decisions, and in evaluating WestRock’s performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, WestRock’s GAAP results. The non-GAAP financial measures we present may differ from similarly captioned measures presented by other companies. We discuss below details of the non-GAAP financial measures presented by us and provide reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP.

Net Sales and Segment Net Sales Adjusted for Recycling Sales

WestRock uses the non-GAAP financial measures “Net sales, excluding Recycling”, and “Segment net sales, excluding Recycling”. Management believes these measures are useful to investors to assess the results of the Corrugated Packaging segment across comparative periods given that we expect to have no recycling sales in fiscal 2019, since at the end of fiscal 2018 we began conducting our recycling operations primarily as a procurement function. The consolidated financial results and Corrugated Packaging segment tables include reconciliations of these non-GAAP financial measures.

Adjusted Segment EBITDA and Adjustments to Adjusted Segment EBITDA

WestRock uses the non-GAAP financial measure “Adjusted Segment EBITDA”, along with other factors, to evaluate our segment performance. Management believes adjusting “Segment EBITDA” for certain items provides WestRock’s board of directors, investors, potential investors, securities analysts and others with useful information to evaluate WestRock’s performance across periods or relative to our peers, and that adjusting “Segment EBITDA” to “Adjusted Segment EBITDA” more closely aligns those results to the adjustments in Adjusted Net Income that relate to “Segment EBITDA”. The consolidated financial results and segment tables include a reconciliation of “Adjusted Segment EBITDA” to “Segment EBITDA” by adding certain “Adjustments” to “Segment EBITDA”. These “Adjustments” are reflected in the “Adjusted Net Income” reconciliation tables below.

Adjusted Segment EBITDA Margins

WestRock uses the non-GAAP financial measure “Adjusted Segment EBITDA Margins”, along with other factors, to evaluate our segment performance against our peers. Management believes this measure is also useful to investors to evaluate WestRock’s performance relative to its peers. “Segment EBITDA Margin” is calculated for each segment by dividing that segment’s Segment EBITDA by Segment sales. “Adjusted Segment EBITDA Margin” is calculated for each segment by dividing that segment’s Adjusted Segment EBITDA by Adjusted Segment Sales.

Adjusted Net Income, Adjusted Earnings per Diluted Share

WestRock uses the non-GAAP financial measures “Adjusted Net Income” and “Adjusted Earnings Per Diluted Share”. Management believes these measures provide WestRock’s board of directors, investors, potential investors, securities analysts and others with useful information to evaluate WestRock’s performance because they exclude restructuring and other costs, net, and other specific items that management believes are not indicative of the ongoing operating results of the business. WestRock and its board of directors use these measures to evaluate WestRock’s performance relative to other periods. WestRock believes that the most directly comparable GAAP measures are Net income attributable to common stockholders, represented in the table below as the GAAP Results for Consolidated net income (i.e. Net of Tax) plus Noncontrolling interests, and Earnings per diluted share, respectively. This press release includes a reconciliation of Earnings per diluted share to Adjusted earnings per diluted share. Set forth below is a reconciliation of Adjusted net income to Net income attributable to common stockholders (in millions):

	Three Months Ended Dec. 31, 2018

	Adjustments to Segment EBITDA			Consolidated Results

	Corrugated Packaging	Consumer Packaging	L&D and Other	Pre-Tax	Tax	Net of Tax
GAAP Results (1)				$202.5	$(62.7)	$139.8
Restructuring and other items	n/a	n/a	n/a	54.4	(0.9)	53.5
Direct expenses from Hurricane Michael	39.8	-	-	39.8	(9.8)	30.0
Inventory stepped-up in purchase accounting	24.7	-	-	24.7	(6.0)	18.7
Gain on sale of certain closed facilities	n/a	n/a	n/a	(50.5)	12.4	(38.1)
Accelerated depreciation on major capital projects	n/a	n/a	n/a	8.9	(2.3)	6.6
Interest accretion and other	n/a	n/a	n/a	(5.5)	1.3	(4.2)
Losses at closed plants	0.5	0.6	-	2.3	(0.6)	1.7
Loss on extinguishment of debt	n/a	n/a	n/a	1.9	(0.5)	1.4
Land and Development operating results	-	-	(0.7)	(0.7)	0.2	(0.5)
Impact of Tax Cuts and Jobs Act	n/a	n/a	n/a	-	4.1	4.1
Other	3.1	-	0.7	3.8	(0.9)	2.9
Adjustments/ Adjusted Results	$68.1	$0.6	$-	$281.6	$(65.7)	$215.9
Noncontrolling interests						(0.7)
Adjusted Net Income						$215.2

(1) The GAAP results for Pre-Tax, Tax and Net of Tax are equivalent to the line items "Income before income taxes",
"Income tax (expense) benefit" and "Consolidated net income", respectively, as reported on the statements of income.

	Three Months Ended Dec. 31, 2017

	Adjustments to Segment EBITDA			Consolidated Results

	Corrugated Packaging	Consumer Packaging	L&D and Other	Pre-Tax	Tax	Net of Tax
GAAP Results (1)				$60.3	$1,073.2	$1,133.5
Impact of Tax Cuts and Jobs Act	n/a	n/a	n/a	-	(1,086.9)	(1,086.9)
Multiemployer pension withdrawal	n/a	n/a	n/a	179.1	(46.6)	132.5
Restructuring and other items	n/a	n/a	n/a	16.3	(4.0)	12.3
Acquisition inventory step-up	0.6	-	-	0.6	(0.2)	0.4
Land and Development operating results including impairment	-	-	0.6	25.9	(6.5)	19.4
Losses at closed plants and transition costs	7.8	4.7	n/a	13.2	(3.5)	9.7
Accelerated depreciation on major capital projects	n/a	n/a	n/a	5.1	(1.3)	3.8
Loss on extinguishment of debt	n/a	n/a	n/a	1.0	(0.2)	0.8
Other	n/a	n/a	0.6	(1.4)	0.3	(1.1)
Adjusted Results	$8.4	$4.7	$1.2	$300.1	$(75.7)	$224.4
Noncontrolling interests						1.6
Adjusted Net Income						$226.0

(1) The GAAP results for Pre-Tax, Tax and Net of Tax are equivalent to the line items "Income before income taxes",
"Income tax (expense) benefit" and "Consolidated net income", respectively, as reported on the statements of income.

Adjusted Earnings per Diluted Share

Set forth below is a reconciliation of Earnings per diluted share to Adjusted earnings per diluted share.

	Three Months Ended
	Dec. 31, 2018	Dec. 31, 2017

Earnings per diluted share	$0.54	$4.38

Restructuring and other items	0.21	0.05
Multiemployer pension withdrawal	-	0.51
Direct expenses from Hurricane Michael	0.12	-
Inventory stepped-up in purchase accounting	0.07	-
Gain on sale of certain closed facilities	(0.15)	-
Accelerated depreciation on major capital projects	0.02	0.01
Interest accretion and other	(0.02)	-
Losses at closed plants and transition costs	-	0.04
Land and Development operating results including impairments	-	0.07
Loss on extinguishment of debt	0.01	-
Impact of Tax Cuts and Jobs Act	0.02	(4.19)
Other	0.01	-
Adjusted earnings per diluted share	$0.83	$0.87

Set forth below are reconciliations of Adjusted Segment Sales, Adjusted Segment EBITDA and Adjusted Segment EBITDA Margins to the most directly comparable GAAP measures, Segment Sales and Segment Income (Loss) for the quarter ended December 31, 2018 and 2017 (in millions, except percentages):

Reconciliation for the Quarter Ended December 31, 2018
	Corrugated Packaging	Consumer Packaging	Land and Development	Corporate / Elim.	Consolidated

Segment sales / Net sales	$2,733.8	$1,618.8	$13.9	$(39.1)	$4,327.4
Less: Trade sales	(100.0)	-	-	-	(100.0)
Adjusted Segment Sales	$2,633.8	$1,618.8	$13.9	$(39.1)	$4,227.4

Segment income	$246.8	$76.9	$0.7	$-	$324.4
Non-allocated expenses	-	-	-	(19.0)	(19.0)
Depreciation & amortization	218.5	138.6	-	2.0	359.1
Segment EBITDA	465.3	215.5	0.7	(17.0)	664.5
Adjustments	68.1	0.6	(0.7)	0.7	68.7
Adjusted Segment EBITDA	$533.4	$216.1	$-	$(16.3)	$733.2

Segment EBITDA Margins	17.0%	13.3%
Adj. Segment EBITDA Margins	20.3%	13.3%

Corrugated Reconciliation for the Quarter Ended December 31, 2018
	North American Corrugated	Brazil Corrugated	Other(1)	Total Corrugated Packaging

Segment sales	$2,451.3	$108.8	$173.7	$2,733.8
Less: Trade sales	(100.0)	-	-	(100.0)
Adjusted Segment Sales	$2,351.3	$108.8	$173.7	$2,633.8

Segment income (loss)	$235.1	$14.4	$(2.7)	$246.8
Depreciation & amortization	197.0	15.7	5.8	218.5
Segment EBITDA	432.1	30.1	3.1	465.3
Adjustments	62.0	-	6.1	68.1
Adjusted Segment EBITDA	$494.1	$30.1	$9.2	$533.4

Segment EBITDA Margins	17.6%	27.7%		17.0%
Adj. Segment EBITDA Margins	21.0%	27.7%		20.3%

(1) The "Other" column includes our Victory Packaging and India corrugated operations.

Reconciliation for the Quarter Ended December 31, 2017
	Corrugated Packaging	Consumer Packaging	Land and Development	Corporate / Elim.	Consolidated

Segment sales / Net sales	$2,319.7	$1,601.3	$11.4	$(38.4)	$3,894.0
Less: Recycling sales	(121.2)	-	-	5.2	(116.0)
	2,198.5	1,601.3	11.4	(33.2)	3,778.0
Less: Trade sales	(86.4)	-	-	-	(86.4)
Adjusted Segment Sales	$2,112.1	$1,601.3	$11.4	$(33.2)	$3,691.6

Segment income (loss)	$269.9	$94.2	$(0.7)	$-	$363.4
Non-allocated expenses	-	-	-	(15.9)	(15.9)
Depreciation & amortization	169.4	135.9	0.1	0.8	306.2
Segment EBITDA	439.3	230.1	(0.6)	(15.1)	653.7
Adjustments	8.4	4.7	0.6	0.6	14.3
Adjusted Segment EBITDA	$447.7	$234.8	$-	$(14.5)	$668.0

Segment EBITDA Margins	18.9%	14.4%
Adj. Segment EBITDA Margins	21.2%	14.7%

Corrugated Reconciliation for the Quarter Ended December 31, 2017
	North American Corrugated	Brazil Corrugated	Other(1)	Total Corrugated Packaging

Segment sales	$2,069.2	$109.9	$140.6	$2,319.7
Less: Recycling sales	-	-	(121.2)	(121.2)
	2,069.2	109.9	19.4	2,198.5
Less: Trade sales	(86.4)	-	-	(86.4)
Adjusted Segment Sales	$1,982.8	$109.9	$19.4	$2,112.1

Segment income	$254.4	$11.6	$3.9	$269.9
Depreciation & amortization	151.0	15.9	2.5	169.4
Segment EBITDA	405.4	27.5	6.4	439.3
Adjustments	9.1	-	(0.7)	8.4
Adjusted Segment EBITDA	$414.5	$27.5	$5.7	$447.7

Segment EBITDA Margins	19.6%	25.0%		18.9%
Adj. Segment EBITDA Margins	20.9%	25.0%		21.2%

(1) The "Other" column includes our Recycling and India corrugated operations.

Adjusted Operating Cash Flow

WestRock uses the non-GAAP financial measure “Adjusted Operating Cash Flow”. Management believes this measure provides WestRock’s board of directors, investors, potential investors, securities analysts and others with useful information to evaluate WestRock’s performance relative to other periods because it excludes certain cash restructuring and other costs, net of tax that management believes are not indicative of the ongoing operating results of the business. WestRock believes that the most directly comparable GAAP measure is “Net cash provided by operating activities”. Set forth below is a reconciliation of “Adjusted Operating Cash Flow” to Net cash provided by operating activities for the three months ended December 31, 2018 and December 31, 2017 (in millions):

	Three Months Ended
	Dec. 31,	Dec. 31,
	2018	2017
Net cash provided by operating activities	$303.1	$245.4
Plus: Retrospective accounting policy adoptions	-	118.1
Plus: Cash Restructuring and other costs, net of
income tax benefit of $14.5 and $3.7	44.6	10.3
Adjusted Operating Cash Flow	$347.7	$373.8

Adjusted Tax Rate

WestRock uses the non-GAAP financial measure “Adjusted Tax Rate”. Management believes this measure is useful because it adjusts our GAAP effective tax rate to exclude the impact of restructuring and other costs, net, and other specific items that management believes are not indicative of the ongoing operating results of the business. “Adjusted Tax Rate” is calculated as “Adjusted Tax Expense” divided by “Adjusted Pre-Tax Income”. WestRock believes that the most directly comparable GAAP measures to Adjusted Pre-Tax Income and Adjusted Tax Expense are “Income before income taxes” and “Income tax (expense) benefit”, respectively. Set forth in the tables on page 12 are reconciliations of Adjusted Pre-Tax Income’ to “Income before income taxes” and “Adjusted Tax Expense” to “Income tax (expense) benefit” for the three months ended December 31, 2018 and December 31, 2017. The results of which, are included in the table below to compute the “Adjusted Tax Rate” (in millions).

	Three Months Ended
	Dec. 31, 2018	Dec. 31, 2017

Adjusted pre-tax income	$281.6	$300.1
Adjusted tax expense	(65.7)	(75.7)
	$215.9	$224.4

Adjusted Tax Rate	23.3%	25.2%

CONTACT:

Investors:	Media:
James Armstrong, 470-328-6327	John Pensec, 470-328-6397
Vice President, Investor Relations	Director, Corporate Communications
james.armstrong@westrock.com	mediainquiries@westrock.com

John Stakel, 678-291-7901
Senior Vice President – Treasurer
john.stakel@westrock.com